CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We  consent  to  the  references  to  our  firm  under  the  captions "Financial
Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statement of Additional Information of the Hancock Horizon Government Money Market Fund, Hancock Horizon Core Bond Fund (formerly, Hancock Horizon Strategic Income Bond Fund), Hancock Horizon Value Fund, Hancock Horizon Growth Fund, Hancock Horizon Burkenroad Small Cap Fund, Hancock Horizon Quantitative Long/Short Fund, Hancock Horizon Diversified International Fund, Hancock Horizon Louisiana Tax-Free Income Fund, and the Hancock Horizon Mississippi Tax-Free Income Fund and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 129 to File No. 033-50718; Amendment No. 131 to File No. 811-07102) of The Advisors' Inner Circle Fund II of our reports dated March 30, 2012, included in the 2012 Annual Reports to shareholders.


                                                         /s/ ERNST & YOUNG, LLP


Philadelphia, Pennsylvania
May 29, 2012